SUB-ITEM 77Q1:  Exhibits

FEDERATED MDT STOCK TRUST

Amendment No. 9
to the
AMENDED & RESTATED
DECLARATION OF TRUST

Dated May 19, 2000

 This Declaration of Trust is amended as follows:

 Strike Section 1 - Name of Article I - NAMES AND
DEFINITIONS from the Declaration of Trust and substitute in its place the following:

 Section 1.  Name.

 This Trust shall be known as Federated MDT Large-Cap
Value Fund.

 Strike subsection (b) from Section 2 - Definitions of
Article I - NAMES AND DEFINITIONS from the Declaration of
Trust and substitute in its place the following:

  (b)  The "Trust" refers to Federated MDT Large-
Cap Value Fund;
 Strike the first paragraph of Section 5 -
Establishment and Designation of Series or Class, of
Article III - BENEFICIAL INTEREST from the Declaration of
Trust and substitute in its place the following:
      Section 5.  Establishment and Designation of Series
or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated MDT Large-Cap Value Fund
Class A Shares
R6 Shares
Institutional Shares
Service Shares


 The undersigned hereby certify that the above stated
Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of November, 2016, to become effective on January 17th 2017.





(Signature page follows)




 Witness the due execution this 17th day of November, 2016.


/s/ Thomas R. Donahue         /s/ Peter E. Madden
Thomas R. Donahue             Peter E. Madden


/s/ John T. Collins         /s/ Charles F. Mansfield, Jr.
John T. Collins              Charles F. Mansfield, Jr.


/s/ J. Christopher Donahue    /s/ Thomas M. O'Neill
J. Christopher Donahue        Thomas M. O'Neill


/s G. Thomas Hough           /s/ P. Jerome Richey
G. Thomas Hough               P. Jerome Richey


/s/ Maureen Lally-Green      /s/ John S. Walsh
Maureen Lally-Green           John S. Walsh